EXHIBIT 10.6

                                 LIFE INSURANCE

                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN

                                    AGREEMENT



Insurer:                                    Alexander Hamilton Life Insurance

Policy Number:                              0010201695

Bank:                                       Merrill Merchants Bank

Insured:                                    Edwin Clift

Relationship of Insured to Bank:            Executive


The respective rights and duties of the Bank and the Insured in the subject policy shall be as defined in the following:


I.    DEFINITIONS

      Refer to the policy contract for the definition of all terms in this Agreement.

II.   POLICY TITLE AND OWNERSHIP

      Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject split dollar policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.  BENEFICIARY DESIGNATION RIGHTS

      The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive his share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.   PREMIUM PAYMENT METHOD

      The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

V.    TAXABLE BENEFIT

      Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Employee the amount of imputed income received each year on Form W-2 or its equivalent.

VI.   DIVISION OF DEATH PROCEEDS

      Subject to Paragraph VII herein, the division of the death proceeds of the policy is as follows:

      A. The Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net at risk insurance portion of the proceeds. The net at risk insurance portion is the total proceeds less the cash value of the policy.

      B. The Bank shall be entitled to the remainder of such proceeds.

      C. The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

VII.  DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

      The Bank shall at all times be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII. PREMIUM WAIVER

      If the policy contains a premium waiver provision, such waived amounts shall be considered for all purposes of this Agreement as having been paid by the Bank.

IX.   RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

      In the event the policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

X.    TERMINATION OF AGREEMENT

      This Agreement shall terminate at the option of the Bank following thirty
      (30) days written notice to the Insured upon the happening of any one of the following:

      1. The Insured shall be in violation of the terms and conditions of that certain Executive Supplemental Retirement Plan Agreement dated the 26th of June, 1997, or

      2. The Insured shall be discharged from service with the Bank for cause. The term "for cause" shall mean the commission of a felony or gross-misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in an adverse effect on the Bank.

      Upon such termination, the Insured (or assignee) shall have a ninety (90) day option to receive from the Bank an absolute assignment of the policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment shall be the greater of:

      1. The Bank's share of the cash value of the policy on the date of such assignment, as defined in this Agreement.

      2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

      Should the Insured (or assignee) fail to exercise this option within the prescribed ninety (90) day period, the Insured (or assignee) agrees that all of his rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.

      Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

XI.   INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

      The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.

XII.  AGREEMENT BINDING UPON THE PARTIES

      This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.

XIII. NAMED FIDUCIARY AND PLAN ADMINISTRATOR

      Merrill Merchants Bank is hereby designated the "Named Fiduciary" until resignation or removal by the board of directors. As Named Fiduciary, the bank shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operation responsibilities of the plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIV.  FUNDING POLICY

      The funding policy for this Split Dollar Plan shall be to maintain the subject policy in force by paying, when due, all premiums required.

XV.   CLAIM PROCEDURES FOR LIFE INSURANCE POLICY AND SPLIT DOLLAR PLAN

      Claim forms or claim information as to the subject policy can be obtained by contacting The Benefit Marketing Group, Inc. (770-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, he should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary.

      In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, he should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XVI.  GENDER

      Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XVII. INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

      The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer for any and all liability.


Executed at Bangor, Maine this 26th day of June, 1997.


                                           MERRILL MERCHANTS BANK



/s/ Marilyn M. Harlow                      By: /s/ Deborah Jordan            CFO
------------------------------                 ---------------------------------
Witness                                                                   Title



/s/ Marilyn M. Harlow                      By: /s/ Edwin Clift
------------------------------                 ---------------------------------
Witness                                        Edwin Clift

                          BENEFICIARY DESIGNATION FORM




PRIMARY DESIGNATION:

         Name                                   Relationship
         ----                                   ------------

         Mary J. Clift                            Wife
--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------




CONTINGENT DESIGNATION:

         Denise Wood  50%                         Daughter
--------------------------------------    --------------------------------------

         Shelby Largay  50%                       Daughter
--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------



/s/ Edwin Clift                            6/26/97
--------------------------------------     -------------------------------------
Edwin Clift                                Date